SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

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     RULE 14A-6(E)(2))
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[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     Following is the text of two press releases issued by ICN Pharmaceuticals,
Inc. on April 3, 2002:

Investors:                                                            Media:
----------                                                            ------
Joseph Schepers                                                 Peter Murphy
(212) 754-4422                                       714-545-0100, ext. 3213




                         ICN PHARMACEUTICALS ELECTS
                              FORMER SEC CHIEF
                    RODERICK HILLS TO BOARD OF DIRECTORS


Costa Mesa, Calif. April 3, 2002--ICN Pharmaceuticals, Inc. (NYSE:ICN) announced today that its board of directors unanimously elected Roderick Hills to serve an unexpired term until 2003.

     Hills was chairman of the Securities & Exchange Commission from 1975-77 and before that was White House Counsel to President Gerald Ford. In 1962, he was founding partner of the Los Angeles law firm Munger & Hills, now known as Munger, Tolles and Olson, and is now a partner in the Washington D.C. firm Hills & Stern. Hills has served on the board of several public companies, and is presently on the boards and serves as chairman of audit committees of Chiquita Brands International, Inc. and Orbital Sciences Corporation.

     "I am delighted that our board has elected Rod Hills," said Milan Panic, chairman and chief executive officer of ICN. "He is public figure of true national distinction, his experience in the governance of corporations and in the stewardship of America's securities laws is extensive and impressive, and he is a truly independent director." Panic added that Hills would be the third former chairman of the SEC to serve on the ICN board. The others were Harold Williams and Manny Cohen.

     Hills attended Stanford and Stanford Law School, and is married to Carla Hills, former U.S. Trade Representative.

     ICN recently announced record 2001 revenues and pre-tax income and record fourth quarter revenues and operating income.

ICN, headquartered in Costa Mesa, California, is an innovative research-based company. Its therapeutic focus is in anti-infectives, including anti-virals, dermatology and oncology. Ribavirin, Levovirin and Viramidine were discovered in ICN laboratories. Additional information is also available on the Company's website at www.icnpharm.com.

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2002 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in the
Schedule 14A filed by ICN with the Securities and Exchange Commission on March 25, 2002.

                                    ####

Investors:                                              Media:
----------                                              ------
Joseph Schepers                                         Peter Murphy
(212) 754-4422                                          714-545-0100, ext. 3213





             ICN PHARMACEUTICALS REAFFIRMS INDEPENDENT ROLE OF
                           NOMINATING COMMITTEE



     Costa Mesa, CA, April 3, 2002 -- ICN Pharmaceuticals, Inc. (NYSE: ICN) responded today to what an ICN spokesman called the disingenuous statements made today about its independent nominating committee by two institutional shareholders.

The terms of several members of the ICN board of directors expire in May 2002. ICN established an independent nominating committee by unanimous board vote on March 13, 2002, as part of its process to nominate persons to fill these board positions. This action was taken ten days before Iridian Asset Management and Franklin Mutual Advisors informed ICN that they propose to nominate three persons for election to the ICN board. The ICN Nomination Committee consists of independent directors Ronald Fogleman as chair, Edward Burkhardt and Norman Barker.

"It is disingenuous to claim that any choice to be made is between a shareholder slate and a management slate, when there are only two shareholders involved in this group and the company's nominating committee is a creation of the board of directors, not of management," said ICN spokesman Alan Charles. "This would thwart the nominating process and would place our stockholders at risk at a time when the company's performance is at its best and our restructuring is in process. Their action is just an attempt to undermine a fair and democratic corporate governance procedure of the sort that this group claims it wanted. I don't think they can have it both ways."

     For the year 2001, ICN posted record full year revenues of $858 million and record full year pre-tax income of $144 million. Year over year from March 2001 through March 2002 ICN outperformed the drug industry by 42%.

     ICN, headquartered in Costa Mesa, California, is an innovative research-based company. Its therapeutic focus is in anti-infectives, including anti-virals, dermatology, and oncology.

     Additional information is also available on the Company's website at http://www.icnpharm.com.
-----------------------

     ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2002 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in the
Schedule 14A filed by ICN with the Securities and Exchange Commission on March 25, 2002.




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